EXHIBIT 10.1

QC HOLDINGS, INC.

1999 STOCK OPTION PLAN

ARTICLE I

PURPOSE, DEFINITIONS

SECTION 1.1 Statement of Purpose. The purpose of this Plan is to establish and continue as close an identity as is feasible between the interests of the Corporation (and also its Parents and Subsidiaries, if any) and those of its or their respective employees and non-employee directors. The Plan will serve to reward employees and non-employee directors for past services, to retain those persons in the service of the Corporation (including any Parent or Subsidiary) and to induce new executives, other key employees and directors to become associated with the Corporation, its Parents and Subsidiaries. It is for the accomplishment of these several objectives that this Plan is formulated and adopted.

SECTION 1.2 Definitions. When used in this Plan, unless the context otherwise requires:

A. “Board of Directors” and “Directors” means the Board of Directors of the Corporation as constituted from time to time and the members thereof.

B. “Code” means the Internal Revenue Code of 1986, as amended.

C. “Committee” means the Stock Option Committee described in Section 2.1 below.

D. “Common Stock” and “Stock” mean the Common Stock of the Corporation, par value $.01 per share.

E. “Corporation” means QC Holdings, Inc., a Kansas corporation.

F. “Fair Market Value” of the Stock per share means:

(1) in the case of Stock of a class traded on a national securities exchange, the closing price per share of Stock on the date in question, or if there is no trading of Stock on such date, the closing price per share of Stock on the next preceding date on which the Stock was traded;

(2) in the case of Stock traded in the NASDAQ National Market System, the closing price per share of Stock on the date in question, or if there is no trading of Stock on such date, the closing price per share of Stock on the next preceding date on which the Stock was traded;

(3) in the case of Stock of a class reported on the NASDAQ automated reporting system, the mean between the closing bid and asked prices for the date in question, or if there is no trading of Stock on such date, the closing price per share of Stock on the next preceding date on which the Stock was traded; or

(4) in the case of Stock of a class which is neither traded on a national securities exchange or in the NASDAQ National Market System nor reported on NASDAQ, the price per share determined by the Committee. In determining the Fair

Market Value of the Stock, the Committee will make a good faith attempt to value accurately the Stock. The determination of Fair Market Value of the Stock by the Committee is final, binding and conclusive.

G. “Incentive Stock Option” means any Option designated by the Committee as an Incentive Stock Option that satisfies the particular requirements hereunder applicable only to Incentive Stock Options and is intended to be an Incentive Stock Option for purposes of Section 422 of the Code.

H. “Nonqualified Stock Option” means any Option not designated by the Committee as an Incentive Stock Option.

I. “Option Agreement” means the agreement between the Corporation and the Optionee described in Section 3.5 below.

J. “Optionees” means those persons who receive Options under this Plan.

K. “Options” means options granted under this Plan, whether designated as Incentive Stock Options or Nonqualified Stock Options.

L. “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time in question, each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

M. “Plan” means the QC Holdings, Inc. 1999 Stock Option Plan as adopted by the Board of Directors and stockholders of the Corporation and as that Plan may be amended from time to time.

N. “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time in question, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II

ADMINISTRATION

SECTION 2.1 Stock Option Committee. The Plan will be administered by a Stock Option Committee, which will consist of at least two but not more than five directors selected by the Board of Directors. The full Board of Directors may act as the Stock Option Committee. The Committee will have plenary authority in its discretion, subject to the express provisions of this Plan, (a) to determine the employees and non-employee directors to whom and the time or times at which Options are granted, the form of payment of the Option exercise price for each Option, the number of shares to be covered by each Option and the other terms and conditions applicable to each Option as the Committee determines; (b) to designate whether each Option granted is an Incentive Stock Option, a Nonqualified Stock Option or a combination of both; (c) to determine the Option exercise price for each Option granted; (d) to interpret this Plan and to prescribe, amend and rescind the rules and regulations relating to it; (e) to determine the terms and provisions of the respective Option Agreements (which need not be identical), including, without limitation, the terms and provisions as may be necessary in the judgment of the Committee (i) to cause the Options and Common Stock issued pursuant to this Plan to be registered on Form S-8 promulgated under the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder, or any other appropriate form, (ii) to provide for the reimbursement of the Corporation for taxes paid or advanced in respect of the issuance to employees of Options or Common Stock under this Plan, and (iii) to set forth the form of restrictive legends to be placed on certificates representing shares of Common Stock to be issued upon the exercise of Options relating to obligations of the holder under the federal and state securities laws and under the Code; and (f) to make all other determinations necessary or advisable for the administration of this Plan. No member of the Board of Directors or the Committee will be liable for any action or determination made in good faith by the Board of Directors or the Committee with respect to this Plan or any transaction arising pursuant to this Plan. Any action that may be taken by the Committee may be taken by the Board of Directors at any time.

SECTION 2.2 Vacancies. If a member of the Committee for any reason ceases to serve, the vacancy may be filled by the Board of Directors.

SECTION 2.3 Removal. Any member of the Committee may be removed at any time, with or without cause, by the Board of Directors.

SECTION 2.4 Chairman. The Committee may select one of its members as its Chairman.

SECTION 2.5 Meeting. The Committee will hold its meetings at such times and places as it deems advisable. A majority of its members will constitute a quorum. All determinations of the Committee will be made by a majority of its members; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee will be fully as effective as if it had been made by the affirmative vote of a majority of its members at a meeting duly called and held. The Committee may appoint a Secretary, will keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it deems advisable.

SECTION 2.6 Board of Directors. The Board of Directors may act as the Stock Option Committee, in which case all references herein to the Committee will mean the Board of Directors.

ARTICLE III

OPTIONS

SECTION 3.1 Shares Available. The Committee may, but is not required to, grant in accordance with the terms of this Plan Options to purchase not more than, in the aggregate, one hundred seventy thousand (170,000) shares of Common Stock. Shares subject to this Plan may be authorized and unissued shares or issued shares held in the Corporation’s treasury. The 170,000 shares is computed prior to any adjustment resulting from stock dividends, splitups, reorganizations, or other substitutions of securities for the present Common Stock of the Corporation. Stock covered by Options that have terminated in accordance with the provisions of this Plan may be treated by the Committee as Stock that is eligible for other and further granting of Options in accordance with the terms of this Plan.

SECTION 3.2 Time for Issuance of Options. Options may be granted by the Committee pursuant to this Plan from time to time for a period beginning on the earlier to occur of (i) the date this Plan is adopted or (ii) the date this Plan is approved by the Corporation’s stockholders, and ending 10 years from that date. Nothing herein may be construed to prohibit the issuance of Options at different times to the same persons.

SECTION 3.3 Persons Eligible. Persons eligible to receive Options are those employees (including officers) and non-employee directors of the Corporation, its Parent or Subsidiaries as the Committee, in its sole discretion, may select. Any employee of the Corporation, a Parent or Subsidiary who, at the time an Incentive Stock Option is granted to him or her, owns Stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation, or of any Parent or Subsidiary, is ineligible to receive Incentive Stock Options except in strict compliance with the provisions of Section 3.6 and 3.8 of this Plan. No non-employee director is eligible to receive grants of Incentive Stock Options under this Plan.

SECTION 3.4 Number of Shares to be Optioned. The total number of shares subject to Options to be granted to any eligible person will be determined by the Committee in its sole discretion; provided, however, that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year may not exceed $100,000.

SECTION 3.5 Option Agreement. An Option Agreement signed by the Chairman of the Board, the President or a Vice President of the Corporation, may be issued to each person to whom an Option is granted. The form and provisions of each Option Agreement will be determined by the Committee in accordance with the terms of this Plan.

SECTION 3.6 Duration of Options. No Option will be exercisable with respect to any of the shares subject thereto after the expiration of 10 years from the date the Option is granted. Notwithstanding the foregoing, in the case of an Incentive Stock Option to be granted to an Optionee who owns (within the meaning of Section 425(d) of the Code), at the time the Incentive Stock Option is to be granted, Stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation, or of any Parent or Subsidiary, the Incentive Stock Option may not be exercisable with respect to any of the shares of Stock subject thereto later than five years after the date of grant. To the extent not prohibited by the provisions of this Plan, each Option may be exercisable at such time or times and be subject to such conditions as the Committee, in its sole discretion, may determine at or prior to the time the Option is granted. Each holder of Incentive Stock Options will be advised by the Committee that in order to receive the favorable tax treatment afforded to holders of Incentive Stock Options under the Code, the holder generally may not dispose of any of the Stock received upon the exercise of the Incentive Stock Options prior to (i) two years from the date such Options were granted and (ii) one year from the date Stock was transferred to the Optionee upon the exercise thereof.

SECTION 3.7 Options Not Transferable. No Option is transferable otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option will be exercisable only by the Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option, or any right thereunder, contrary to the provisions hereof, will be void and ineffective, will give no right to the purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Option involved in such attempt.

SECTION 3.8 Option Exercise Price. The Option exercise price per share of Stock subject to any Incentive Stock Option may not be less than one hundred percent (100%) of the Fair Market Value per share of Stock on the date the Option is granted; provided, however, that in the case of an Incentive Stock Option to be granted to an Optionee who owns (within the meaning of Section 425(d) of the Code) Stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation, any Parent or Subsidiary, the Option exercise price per share shall not be less than 110% of the Fair Market Value per share of Stock as of the date of grant. The Option exercise price per share of Stock subject to any Nonqualified Stock Option may not be less than eighty-five percent (85%) of the Fair Market Value per share of Stock on the date the Option is granted.

ARTICLE IV

EXERCISE OF OPTIONS

SECTION 4.1 Terms of Exercise. Each Option will be exercisable in whole or in part as set forth in this Plan and the Option Agreement; provided, however, that no Option may be exercised for less than 100 shares at any one time, unless the balance of shares subject to the Option at the time is less than 100 shares, in which case the entire unexercised portion of the Option must be exercised at one time. The Committee may, in its sole discretion, set forth in any Option Agreement a vesting schedule pursuant to which the Option evidenced thereby will become exercisable in part from time to time until fully exercisable.

SECTION 4.2 Employment Conditions.

A. Options granted to an employee or non-employee director pursuant to this Plan are exercisable only while the Optionee is an employee or non-employee director of the Corporation, any Parent or Subsidiary and, to the extent otherwise exercisable on the date of cessation of employment or service as a non-employee director, as follows:

(1) In the event of a termination of employment or service as a non-employee director with the Corporation, a Parent or Subsidiary, except because of disability, as defined in Section 22(e)(3) of the Code, of the Optionee, for a period of three months following the termination of employment or cessation of service;

(2) In the event of the termination of employment or service as a non-employee director because of disability, as defined in Section 22(e)(3) of the Code, of the Optionee, for a period of 12 months following the termination of employment or cessation of service; and

(3) In the event of the death of the Optionee while employed by (or while serving as a director in the case of a non-employee director) the Corporation, any Parent or Subsidiary, or within the period after a termination of employment in which the Option is exercisable under (1) or (2) above, by the estate of the Optionee or by any person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee, for a period of 12 months following the death of the Optionee.

B. For purposes of this Section 4.2, an Optionee’s employment (or service as a director in the case of a non-employee director) will be considered to have terminated at the close of the business day preceding the first day on which the Optionee is no longer for any reason whatsoever employed (or in serving on the Board of Directors in the case of a non-employee director) by the Corporation, any Parent or any Subsidiary.

C. The Committee may, in its sole discretion, require that each employee or non-employee director receiving an Option agree that he or she will remain in the employ of the Corporation (or continue to serve on the Board of Directors in the case of a non-employee director), or, at the election of the Corporation from time to time, in the employ of one of its Parents or Subsidiaries, for a period determined by the Committee. Employment or service on the Board of Directors, however, will be at the pleasure of the Corporation, Parent or Subsidiary and on such terms and at such compensation as the Corporation, Parent or Subsidiary may from time to time determine.

D. Nothing in this Section 4.2 prevents the Committee from providing other conditions of employment (or service on the Board of Directors in the case of a non-employee director), or dispensing with one or more conditions, as the Committee in its sole discretion, may determine. Notwithstanding the foregoing provisions, in no event may an Option be exercised after the expiration of its term.

SECTION 4.3 Manner of Exercise. An Option may be exercised by delivery of a duly signed notice in writing to such effect and the full Option exercise price of the Stock purchased pursuant to the exercise of the Option to the Treasurer of the Corporation or to any other officer of the Corporation appointed by the Committee for the purpose of receiving the same; provided, however, that no Option issued pursuant to this Plan may be exercised at any time when the Option or the granting or the exercise thereof violates any law or governmental order or regulation. The Committee may, in its discretion, at the time any Option is to be exercised, allow the holder thereof to surrender a portion of the Option in payment of all or any part of the Option exercise price for the Options to be exercised. The valuation of Options surrendered in a “cashless exercise” will be determined by the Committee, in its sole discretion. The Committee need not offer the “cashless exercise” opportunity to all holders of Options if it is offered to one or more holders.

SECTION 4.4 Issuance of Shares. Subject to the limitations of Section 6.4, the Corporation will cause to be delivered to the Optionee a certificate for the shares of Stock purchased pursuant to the exercise of the Option as soon as practicable after the exercise of the Option.

SECTION 4.5 Stockholder Rights of Optionees. No person entitled to exercise an Option will have any rights or privileges as a stockholder of the Corporation with respect to any shares issuable upon exercise of an Option until certificates representing the shares have been issued and delivered to that person.

ARTICLE V

NOT AN EMPLOYMENT CONTRACT

Nothing in this Plan or in any Option Agreement pertaining to an Option confers on an individual any right to continue in the employ (or in the service of the Board of Directors in the case of a non-employee director) of the Corporation, any Parent or Subsidiary or, subject to the provisions of any written employment agreement between the Corporation, any Parent or Subsidiary and that individual, interfere in any way with the right of the Corporation, Parent or Subsidiary at any time to terminate or modify the terms or conditions of the employment of the Optionee.

ARTICLE VI

CHANGES IN COMMON STOCK

SECTION 6.1 Certain Changes in Common Stock.

A. Appropriate and equitable adjustment will be made in the number of shares of Common Stock then available for issuance under this Plan and to the number of shares of Common Stock subject to each outstanding Option or the Option exercise price thereof or both, in the event of any change after the adoption of this Plan in the outstanding Common Stock by reason of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation, it being the purpose of this provision to insure that, in the event of such occurrence, an Option will be adjusted to give the Optionee, upon exercise of the Option, rights equivalent to the rights of a person who had held shares of Common Stock in the amount subject to the Option at the time of such corporate transaction. No effect will be given under this paragraph A to the 100-for-one stock split approved by the Board of Directors on December 21, 1999.

B. In the event of a reorganization, merger or consolidation, as a result of which the Corporation is not the surviving or acquiring corporation, (other than as reorganization pursuant to Section 368(a)(1)(F) of the Code) all Options outstanding and unexercised hereunder shall become exercisable in full at any time specified by the Board of Directors after the approval of the transaction by the Board of Directors, without regard to any vesting schedule set forth in the Option Agreements evidencing the Options. In the event of a reorganization, merger or consolidation, as a result of which the Corporation is not the surviving or acquiring corporation, the Board of Directors shall provide as a part of such reorganization, merger or consolidation for the payment to each holder of Options under this Plan the consideration to be received by a holder of shares of Common Stock in the reorganization, merger or consolidation as if each Option were fully exercised on the day immediately prior to the reorganization, merger or consolidation, and all Options otherwise outstanding on that day shall cease to exist and be of no further force or effect. Alternatively, the Board of Directors shall have the discretion to provide as a part of such reorganization, merger or consolidation for a substitution of options of such surviving or acquiring corporations for Options outstanding and unexercised hereunder.

C. In the event of a change in the Common Stock of the Corporation as presently constituted, that is limited to a change of the par value status of any of its authorized shares, the shares resulting from the change will be deemed to be Common Stock or Stock within the meaning of this Plan.

D. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, the adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

SECTION 6.2 Dissolution or Liquidation. A dissolution or liquidation of the Corporation will cause each outstanding Option to terminate.

SECTION 6.3 Rights of Optionees and the Corporation.

A. Except as expressly provided in this Article VI, an Optionee has no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class will not affect, and no adjustment by reason thereof will be made with respect to, the number or Option exercise price of shares of Common Stock subject to outstanding Options.

B. The grant of an Option under this Plan will not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 6.4 Compliance with Securities Laws. Notwithstanding anything contained herein to the contrary, no Option may be exercised, and the Corporation may postpone the issuance and delivery of shares upon any purported exercise of an Option, until (a) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Corporation determines to be necessary or advisable, or (b) either counsel to the Corporation advises or the Securities and Exchange Commission rules that the issuance of such shares does not require registration under any federal securities act, and insofar as any local Blue Sky law might affect the issuance of such shares, either the local Blue Sky commission rules or counsel to the Corporation advises that the issue is not subject to such local law or that such shares have been duly qualified under such law. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be necessary or appropriate to permit the Corporation, in the light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as from time to time amended, with respect to such shares to issue the shares in compliance with the provisions of that or any comparable law. The Corporation shall not have any liability with respect to any Option the exercise of which is prevented by the provisions of this Section 6.4.

ARTICLE VII

AMENDMENT, TERMINATION AND INTERPRETATION

SECTION 7.1 Amendment and Termination. The Plan will terminate 10 years from the effective date hereof. The terms and conditions applicable to any Option granted during the term of this Plan may be amended or modified by mutual agreement between the Corporation and the Optionee or such other person as may then have an interest therein. By mutual agreement between the Corporation and the Optionee hereunder or under any other plan of the Corporation, Options may be granted to such Optionee in substitution and exchange for, and in cancellation of, any Option previously granted to such Optionee under this Plan or any other plan of the Corporation. The Board of Directors may amend this Plan from time to time or terminate this Plan at any time; provided, however, that no action authorized by this Section 7.1 may (i) reduce the number of shares subject to any outstanding Option or change the terms or conditions thereof without the Optionee’s consent, (ii) materially increase the total number of shares of Common Stock that may be issued under this Plan, (iii) reduce the minimum exercise price at which any Option may be granted under this Plan, (iv) materially increase the benefits accruing to participants under this Plan, or (v) alter the class of persons eligible to receive Options under this Plan.

SECTION 7.2 Interpretation. A determination of the Committee as to any question that may arise with respect to the interpretation of the provisions of this Plan and of any Option or Option Agreement shall be final.

SECTION 7.3 Rules and Regulations. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of this Plan as it may deem advisable to make this Plan and the Options effective and provide for their administration, and may take such other actions with regard to this Plan and the Options as it deems desirable to effectuate their purposes.

SECTION 7.4 Evidence of Each Option. The Committee may include in each Option Agreement or other document it may issue to each Optionee, evidencing the existence of the Option given or granted pursuant to the terms of this Plan, the text of this Plan by reference thereto in such Agreement or document; and in such event, the entire terms of this Plan as it may exist and as it may be amended from time to time will be deemed included in such Agreement or document with the same force and effect as though this Plan were set forth in its entirety in such Agreement or document.

ARTICLE VIII

EFFECTIVENESS OF PLAN

The effective date of this Plan is December 21, 1999, subject to approval by a majority of the stockholders of the Corporation voting at its 1999 Annual Meeting in person or by proxy or any adjournment thereof, or by unanimous written consent. Notwithstanding the foregoing, the Committee may grant Options hereunder prior to the Annual Meeting subject to subsequent stockholder approval of this Plan.

ARTICLE IX

OTHER OPTIONS

Nothing contained in this Plan may be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Corporation to grant or issue Options for proper corporate purposes other than under this Plan with respect to any employee or other person, firm, corporation or association.